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                                                                   Exhibit 10.57









                            REVOLVING LOAN AGREEMENT


                          Dated as of October 28, 1999


                                 by and between

                             ROADHOUSE GRILL, INC.,
                             a Florida corporation,
                                  as Borrower,


                                       and


                           FINOVA CAPITAL CORPORATION
                                    as Lender


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                            REVOLVING LOAN AGREEMENT

         AGREEMENT, dated as of ____________, _____, by and between ROADHOUSE GRILL, INC., a Florida corporation, having a place of business at 6600 N. Andrews Avenue, Suite 160, Ft. Lauderdale, FL 33309; and FINOVA CAPITAL CORPORATION, a Delaware corporation ("LENDER"), having a place of business at 115 West Century Road, Paramus, New Jersey 07652.


                              W I T N E S S E T H :

         WHEREAS, Borrower has requested Lender to make available to Borrower a revolving loan facility and Lender is willing to make such revolving loan facility available to Borrower upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:


                      ARTICLE 1. DEFINITIONS; CONSTRUCTION

         1.1 CERTAIN DEFINITIONS.

         In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms have the following meanings, respectively, unless the context hereof otherwise clearly requires:

         "ADVANCE" means any advance made hereunder by Lender to Borrower.

         "AGREEMENT" means this Revolving Loan Agreement as amended, modified or supplemented from time to time.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in New Jersey or Arizona.

         "CLOSING DATE" means the date on which the parties enter into this Agreement and all conditions to the making of the Initial Advance contained in this Agreement and the other Loan Documents have been satisfied in Lender's sole and absolute discretion.



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         "CONSTITUENT DOCUMENTS" means the certificate of incorporation, agreement of partnership or limited partnership, organizational agreement, operating agreement, by-laws, or such other similar document pursuant to which Borrower was organized or their affairs are governed.

         "DEFAULT" means an event which with notice or lapse of time, or both, would constitute an Event of Default.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EVENT OF DEFAULT" means any of the Events of Default described in
Section 7.1 hereof.

         "EXECUTIVE OFFICER" means the President, the Chief Executive Officer, or the Chief Financial Officer of Borrower elected from time to time.

         "GAAP" means generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application in which Borrower's independent certified public accountants concur), applied both to classification of items and amounts.

         "INTEREST RATE" means the rate of interest publicly announced by Chase Manhattan Bank N.A. ("Chase") in New York, New York, from time to time as its Prime Rate plus two percent (2%) per annum. The Prime Rate is not intended to be the lowest rate of interest charged by Chase to its borrowers.

         "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any government or governmental agency.

         "LEGAL REQUIREMENTS" means any and all present and future judicial, and administrative rulings or decisions, and any and all present and future federal, state, and local laws, ordinances, rules, regulations, permits and certificates, in each case, in any way applicable to Borrower (or the ownership or use of its assets), or this transaction.





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         "LIEN" means any mortgage, pledge, lien, security interest (including without limitation any conditional sale or other title retention agreement), grant of a leasehold, charge or other encumbrance of any nature whatsoever, and also means the filing of or the agreement to give any financing statement or analogous document under the UCC or analogous law of any jurisdiction.

         "LOAN" means, as of any date of determination, the aggregate amount of all Advances theretofore made hereunder.

         "LOAN DOCUMENTS" means this Agreement, the Requests for Advance, the Note, and any other agreements, instruments and documents required to be, or which are, executed by Borrower in connection with this Agreement or the Loan (as the same may from time to time be amended, modified or supplemented).

         "MATURITY DATE" means the earlier of December 30, 2001 or the date on which the maturity of the Loan is accelerated pursuant to Section 7.2.

         "MAXIMUM LOAN" means the maximum aggregate amount to be loaned hereunder not to exceed Five Million Dollars ($5,000,000.00).

         "NOTE" means the promissory note of Borrower executed and delivered under this Agreement, in substantially the form annexed hereto as Exhibit A with the blanks appropriately filled in.

         "OBLIGATIONS" means all of the indebtedness, liabilities and obligations of every kind and nature of Borrower to Lender, whether now existing or hereafter arising, whether or not currently contemplated, howsoever arising, including, without limitation, all indebtedness, liabilities and obligations arising under, in connection with or evidenced by this Agreement, the Note, the other Loan Documents, or otherwise.

         "OFFICE", when used in connection with Lender, means its office located at 115 West Century Road, Paramus, New Jersey 07652, or such other office of Lender as may be designated in writing from time to time by Lender to Borrower.

         "PERSON" means an individual, corporation, national banking association, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, Native American tribe, or any other entity.

         "PLAN" means any employee benefit plan which is covered by ERISA and which is maintained by Borrower or, in the case of a plan to which more than one employer contributes, to which Borrower made contributions at any time within the five plan years preceding the date of termination.

         "REQUEST FOR ADVANCE" means a Request for Advance in the form of Exhibit B annexed hereto.





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         "TERM" means the period beginning on the Closing Date and ending on the
Maturity Date.

         "UCC" means the Uniform Commercial Code as adopted in the State of New Jersey.

         "VOTING STOCK" of the Borrower means capital stock of the Borrower, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors of the Borrower, even though the right so to vote has been suspended by the happening of such a contingency

         1.2 GENERAL INTERPRETIVE PRINCIPLES.

         For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:

                           (i) any pronoun used shall be deemed to cover both
gender forms as well as the neuter form;

                           (ii) all references to the plural shall include the
singular, the singular the plural and the part the whole;

                           (iii) the word "or" has the inclusive meaning
frequently identified by the phrase "and/or";

                           (iv) accounting terms not otherwise defined herein
have the meanings assigned to them in accordance with GAAP;

                           (v) the words "herein", "hereunder" and "hereof" and
similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement;

                           (vi) references herein to "Articles", "Sections",
"Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                           (vii) a reference to a Subsection without further
reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                           (viii) the term "include" or "including"  shall mean,
without limitation, by reason of enumeration; and




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                           (ix) the term "satisfactory to Lender" or
"satisfaction of the Lender" or "satisfaction to counsel" or other similar terms means satisfactory to Lender or its counsel in its sole and absolute discretion.


                              ARTICLE 2. THE CREDIT

         2.1 THE LOAN.

         Subject to the terms and conditions and relying upon the representations and warranties herein set forth, Lender agrees to make a Loan to Borrower in a principal amount of up to the Maximum Loan.

         2.2 USE OF PROCEEDS.

         The proceeds of the Advances shall be used by Borrower for the acquisition and construction of New Roadhouse Grill restaurants and working capital purposes of Borrower.

         2.3 THE NOTE.

         The obligation of Borrower to repay the Loan and to pay interest thereon shall be evidenced by the Note. The Note shall be dated the Closing Date and shall be executed by Borrower and delivered to Lender on the Closing Date.

         2.4 ADVANCES.

         Lender agrees, on the terms and subject to the conditions set forth herein, to make Advances to Borrower from time to time during the Term so long as the total Advances outstanding hereunder do not exceed the Maximum Loan and no Default or Event of Default has occurred; and Borrower agrees, on the terms and subject to the conditions set forth herein, to accept such Advances from Lender and apply them in accordance with the terms of this Agreement. Advances may be prepaid and redrawn as new Advances subject to and in accordance with the terms of this Agreement.




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         2.5 REQUESTS FOR ADVANCES.

         Borrower shall, not later than the fifth Business Day next preceding the date of any requested Advance, submit to Lender a Request for Advance, setting forth (a) the date requested for such Advance, which date shall be a Business Day, (b) the amount of the requested Advance, which amount shall not be less than One Hundred Thousand Dollars ($100,000.00), (c) a description of the items and costs to be paid with the Advance and (d) the address of the new Roadhouse Grill restaurant for which the items and costs were incurred. The submission of each Request for Advance shall constitute Borrower's irrevocable commitment to borrow such amount. The date each Advance is made is the "Disbursement Date". In addition, as a precondition to making any Advance hereunder, Lender may, in its sole and absolute discretion, require that each Request for Advance indicate the payee(s) to be paid with the proceeds of such Advance and be accompanied by such requisitions, certificates, releases and waivers of liens, approvals and supporting invoices, copies of agreements with the suppliers to be paid, bills or other documents, in each case, in form and substance and from such Person or Persons as are reasonably satisfactory to Lender. Lender is not required to make more than two Advances per calendar month.

         2.6 DISBURSEMENTS.

         Subject to the conditions set forth herein, Lender shall, on each Disbursement Date, credit, by wire transfer, the amount of the Advance to be made to the account of Borrower.

         2.7 LOAN ACCOUNT.

         Lender shall maintain a loan account on its books in the name of Borrower for the Loan in which will be recorded all Advances made by Lender, all payments of principal thereof and all accruals and payments of interest thereon. Lender shall provide Borrower with monthly statements of said account. Unless Borrower objects within ten (10) days of its receipt of a statement, the entries in the loan account and contained in the statement (in the absence of manifest error in the making thereof) shall be conclusive evidence of the outstanding principal and accrued interest from time to time.

         2.8 INTEREST RATES.

                  2.8.1 INTEREST PRIOR TO MATURITY. During the Term Advances shall bear interest at the Interest Rate.

                  2.8.2 INTEREST AFTER MATURITY. Commencing with the day after the principal amount of the Loan shall have become due and payable (by acceleration or otherwise), such part of the Loan or the entire Loan (as the




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case may be) shall bear interest at the daily rate of four (4%) percent per annum above the Interest Rate (the "Default Rate").

                  2.8.3 MAXIMUM RATE. Lender and Borrower intend the Loan Documents to comply in all respects with all provisions of Law and not to violate, in any way, any legal limitations on interest charges. Accordingly, if, for any reason, Borrower is required to pay, or has paid, interest at a rate in excess of the highest rate of interest which may be charged by Lender or which Borrower may legally contract to pay under applicable law (the "Maximum Rate"), then the Interest Rate or the Default Rate (as the case may be) shall be deemed to be reduced, automatically and immediately, to the Maximum Rate, and interest payable hereunder shall be computed and paid at the Maximum Rate and the portion of all prior payments of interest in excess of the Maximum Rate shall be deemed to have been prepayments of the outstanding principal of the Loan.

         2.9 PAYMENTS.

                  2.9.1 TIME; PLACE; MANNER. All payments to be made in respect of principal, interest, or other amounts due from Borrower hereunder or under the Note shall become due at 12:00 o'clock noon, New Jersey time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to Lender in lawful money of the United States of America in immediately available funds.

                  2.9.2 PAYMENTS OF PRINCIPAL AND INTEREST. Borrower shall pay interest only on the Advances, at the Interest Rate, in arrears, on the first day of each month. The entire unpaid principal balance of the Loan together with any unpaid interest, fees, costs and charges shall be due and payable on the Maturity Date. After the maturity of the Loan (by acceleration or otherwise), interest on the Loan thereof shall be due and payable at the Default Rate on demand.

                  2.9.3 NET PAYMENTS. All payments hereunder and under the Note shall be made by Borrower to Lender without defense, set-off, claim or counterclaim and without deduction for any present or future income, stamp or other taxes, levies, imposts, deductions, charges or withholdings whatsoever imposed, assessed, levied or collected by or for the benefit of any jurisdiction or taxing authority. In addition, Borrower shall pay any and all taxes (stamp or otherwise) payable or determined to be payable in connection with the execution and delivery of this Agreement, the Note, and the other Loan Documents and on all payments to be made by Borrower hereunder and under the Note and the other Loan Documents (other than the Lender's income taxes).



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         2.10 PREPAYMENTS.

                  (a) Borrower shall have the right to voluntarily prepay any outstanding Advance, in whole or in part on twenty (20) Business Days' notice. Such notice shall be irrevocable and the amount specified in such notice shall be due on the date specified in such notice.

                  (b) Borrower agrees that it shall not prepay any Obligation to Lender which does not arise under the Agreement or the Note until the Loan has been repaid in full and this Agreement has been terminated.

                  (c) Once during each of (i) the period beginning with the Closing Date and ending with the first anniversary thereof and (ii) the period beginning with the first anniversary of the Closing Date and ending with the Maturity Date, Borrower shall prepay the Advances to zero outstanding and refrain from borrowing Advances during the 30-day period immediately following the date of such prepayment.

                  (d) Borrower shall be obligated to prepay the Loan in full and Lender may terminate its commitment if any Person other than Berjaya Group Behad, a Malaysian corporation, owns at least fifty one percent (51%) of the Voting Stock of Borrower.

         2.11 ADMINISTRATIVE COSTS.

         If Borrower shall fail to make any payment of principal or interest within ten (10) days after the same is due, Borrower shall pay a late charge of five percent (5%) of the unpaid installment of principal and/or interest, but in no event greater than the maximum rate permitted by law, and such amount shall be payable upon demand. Such payment is not interest for the use of money, but is solely to cover Lender's administrative costs occasioned by such delay.

         2.12 FEES.

                  2.12.1 POINTS AT CLOSING. The Borrower shall pay to the Lender an origination fee of $100,000. One half of such fee shall be payable on the date of signing of this Agreement. The second half of such fee shall be payable on the first anniversary of the Closing Date. The origination fee shall be due and payable and fully earned and non refundable whether or not any Advance is made hereunder.

                  2.12.2 NON-UTILIZATION FEE. On the date which is no later than thirty days after each anniversary of the Closing Date, or if earlier, on the Maturity Date, the Borrower shall pay to the Lender a non-utilization fee equal




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to 0.50% times the difference between the Maximum Loan and the average daily outstanding principal amount of the Loan during the prior year.


                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Lender that:

         3.1 ORGANIZATION AND QUALIFICATION.

         Borrower is duly organized, validly existing and in good standing as a corporation under the Laws of the State of Florida with full power and authority to own its properties and to transact its business as now transacted and as contemplated to be transacted. Borrower is qualified and in good standing to transact business in each jurisdiction where the ownership of its properties or the transaction of its business requires such qualification.

         3.2 AUTHORITY AND AUTHORIZATION.

         Borrower has full power and authority to execute, deliver and carry out the provisions of this Agreement, the Note and the other Loan Documents to which it is a party, to borrow hereunder and under the other Loan Documents and to create any Liens provided for herein or therein, and to perform its obligations hereunder and thereunder, and all such action has been duly and validly authorized by all necessary proceedings on its part.

         3.3 EXECUTION AND BINDING EFFECT.

         This Agreement, the Note and the other Loan Documents executed by Borrower have been duly and validly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their respective terms.

         3.4 AUTHORIZATIONS AND FILINGS.

         No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any governmental authority is or will be necessary or advisable in connection with the execution and delivery of this Agreement, the Note, the other Loan Documents or the consummation by Borrower of the transactions herein and therein contemplated, or performance by Borrower of or compliance by Borrower with, the terms and conditions hereof or thereof.




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         3.5 ABSENCE OF CONFLICTS.

         Neither the execution and delivery of this Agreement, the Note or the other Loan Documents, nor consummation of the transactions herein or therein contemplated nor performance of, or compliance with the terms and conditions hereof or thereof will (a) result in any violation of the provisions of Borrower's Constituent Documents or any Law, or the order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of their respective properties, or (b) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of Borrower except for the Lien created by this Agreement.

         3.6 FINANCIAL STATEMENTS.

         Borrower has heretofore furnished to Lender certain financial statements and related financial information ("Financial Statements"). Such Financial Statements (including the notes thereto) present fairly the financial condition of Borrower (as the case may be) as of the dates of the balance sheets contained therein, and the results of its operations for the periods then ended, all in conformity with GAAP on a basis consistent with that of Financial Statements for corresponding prior periods. Except as disclosed therein, Borrower has no material contingent liabilities (including liabilities for taxes), unusual forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments.

         3.7 NO DEFAULTS.

         There is no Default under the Loan Documents.

         3.8 LITIGATION.

         There is no pending or threatened claim or proceeding by or before any court or governmental agency against or affecting Borrower which, if adversely decided would have a material adverse effect on the business, operations or financial condition of Borrower or on the ability of Borrower to perform their respective obligations under this Agreement, the Note or the other Loan Documents.

         3.9 TITLE TO PROPERTY.

         Borrower has good title to all property owned by it, including all properties reflected in the most recent balance sheet referred to in Section 3.6 hereof (except as sold or otherwise disposed of in the ordinary course of business).




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         3.10 TAXES.

         All tax returns required to be filed by Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon Borrower or upon any of its properties, incomes, sales or franchises which are due and payable have been paid.

         3.11 FINANCIAL ACCOUNTING PRACTICES.

         Borrower makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect Borrower's transactions and dispositions of its assets.

         3.12 POWER TO CARRY ON BUSINESS.

         Borrower has all requisite power and authority to own and operate its properties and to carry on its businesses as now conducted and as presently planned to be conducted.

         3.13 NO MATERIAL ADVERSE CHANGE.

         Since the date of the Financial Statements referred to in Section 3.6, there has been no material adverse change in the business, operations or financial condition of Borrower.

         3.14 COMPLIANCE WITH LAWS.

         Borrower is not in violation of any Law, except for violations which in the aggregate do not have a material adverse effect on the business, operations or financial condition of Borrower.

         3.15 COMPLIANCE WITH AGREEMENTS.

         Borrower is not in default under any agreement, bond, note, indenture or contract, except for defaults which in the aggregate do not have a material adverse effect on the business, operation or financial condition of Borrower.

         3.16 ACCURATE AND COMPLETE DISCLOSURE.

         No representation or warranty made by Borrower in this Agreement and no statement made by Borrower in the Financial Statements furnished pursuant to
Section 3.6 hereof or otherwise, or any certificate, report, exhibit or document furnished by Borrower to Lender pursuant to or in connection with this Agreement or the Loan is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading).




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         3.17 REGULATION U.

         Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock", as such term is used in Regulations U promulgated by the Board of Governors of the Federal Reserve System as amended from time to time. No part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any "margin stock". Borrower does not own any "margin stock".

         3.18 YEAR 2000. Borrower has taken all action necessary to assure that there will be no material adverse change to Borrower's business by reason of the advent of the year 2000, including, without limitation, that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1, 1999.


                        ARTICLE 4. CONDITIONS OF LENDING

         The obligation of Lender to make the Loan and each Advance hereunder is subject to the accuracy in all material respects, as of the date hereof and each Disbursement Date, of the representations and warranties herein contained, to the performance by Borrower of its obligations to be performed hereunder on or before such Disbursement Date and to the satisfaction of the following further conditions.

         4.1 REPRESENTATIONS AND WARRANTIES.

         The representations and warranties contained in Article 3 hereof shall be true on the Closing Date and on and as of each Disbursement Date with the same effect as if made on and as of such date, and on such dates no Default or Event of Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Loan or any Advance.




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         4.2 CORPORATE ACTION.

         On the Closing Date, Borrower shall deliver to Lender a certificate in form and substance satisfactory to Lender, dated the Closing Date, signed by a duly authorized officer of Borrower, certifying as to (a) true copies of the Constituent Documents of Borrower, all as in effect on such date, (b) true copies of all action taken by Borrower relative to this Agreement, the Note and the other Loan Documents, and (c) the names, true signatures and incumbency of the officer or officers of Borrower authorized to execute and deliver this Agreement, the Note and the other Loan Documents on behalf of Borrower (and Lender may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been furnished to Lender). Borrower shall also deliver to Lender a good standing certificate for Borrower issued by the Secretary of State of the State of incorporation of the Borrower.

         4.3 OPINION OF COUNSEL.

         On the Closing Date, Lender shall have received a favorable written opinion of counsel for Borrower, dated the Closing Date and in form and substance satisfactory to Lender and its counsel, Winick & Rich, P.C.

         4.4 NO CHANGE OF LAW OR FACTS.

         No change shall have occurred after the date of execution and delivery of this Agreement in applicable Law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of Lender or its counsel, would make it illegal for Lender to acquire the Note, make an Advance, or otherwise to participate in the Loan, nor shall any facts come to the attention of Lender, concerning Borrower, its business or financial condition which, in the opinion of Lender would increase the risk to Lender of repayment of the Loan by Borrower.

         4.5 DOCUMENTS.

         The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall be in form and substance satisfactory to Lender and its counsel and shall be in full force and effect on the Closing Date and on each Disbursement Date, and an executed counterpart of each thereof shall have been delivered to Lender and its counsel:

                  4.5.1  this Agreement;

                  4.5.2  the Note;

                  4.5.3 a Request for Advance completed in accordance herewith; and



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

                  4.5.4  the other Loan Documents, if any.

         4.6 There shall be no Default hereunder or under the other Loan Documents.

                              ARTICLE 5. COVENANTS

         Borrower covenants that from and after the date hereof and until payment in full of the Note and interest thereon and all other amounts due from Borrower hereunder or under the Note or the other Loan Documents, unless Lender shall otherwise consent in writing:

         5.1 REPORTING AND INFORMATION REQUIREMENTS.

                  5.1.1 ANNUAL FINANCIAL STATEMENTS. As soon as practicable, and in any event within one hundred twenty (120) days after the close of each fiscal year of Borrower, Borrower shall furnish to Lender the annual audit report for such year, including audited statements of income, retained earnings and changes in financial position of Borrower for such fiscal year and an audited balance sheet of Borrower as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year where such presentation is appropriate under GAAP, certified without qualification by independent certified public accountants of recognized standing selected by Borrower and satisfactory to Lender, together with (or included in such certification) a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as they considered necessary in the circumstances and (ii) in the opinion of such accountants such financial statements present fairly the financial position of Borrower as of the end of such fiscal year and the results of its operations and the changes in its financial position for the fiscal year then ended, in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountants concur).

                  5.1.2 QUARTERLY FINANCIAL STATEMENTS. Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, Borrower shall furnish to Lender a copy of its Form 10Q Report filed with the Securities and Exchange Commission with respect to such quarter.




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                  5.1.3 FURTHER REQUESTS. Borrower will promptly furnish to
Lender such other information (financial or otherwise) concerning Borrower or its assets in such form as Lender may reasonably request.

                  5.1.4 NOTICE OF EVENT OF DEFAULT. Promptly upon becoming aware of any Default or Event of Default, Borrower shall give Lender notice thereof, together with a written statement of the Chief Executive Officer or Chief Financial Officer of Borrower setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by Borrower.

                  5.1.5 NOTICE OF MATERIAL ADVERSE CHANGE. Promptly upon becoming aware thereof Borrower shall give Lender written notice about any material adverse change in the business, operations or financial condition of Borrower or on the ability of Borrower to perform their obligations under this Agreement, the Note or the other Loan Documents.

                  5.1.6 NOTICE OF MATERIAL PROCEEDINGS. Promptly upon becoming aware thereof Borrower shall give Lender written notice of the commencement, existence or threat of any proceeding by or before any court or administrative agency against or affecting Borrower, which, if adversely decided, would have a material adverse effect on the business, operations or financial condition of Borrower or on the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents.

                  5.1.7 VISITATION. Borrower shall permit such persons as Lender may designate to examine the books and records of Borrower and take copies and extracts therefrom, and to discuss its affairs with officers of Borrower and its independent accountants, at such reasonable times and as often as Lender may reasonably request.

                  5.1.8 COMPLIANCE CERTIFICATES. At the same time Borrower delivers the financial statements required under the provisions of Sections
5.1.1. and 5.1.2, Borrower shall furnish to Lender a certificate of the Chief Executive Officer of the Borrower to the effect that no Default or Event of Default exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with Article 6 hereof in the form of Exhibit C.

         5.2 PRESERVATION OF EXISTENCE AND FRANCHISES.

                  5.2.1 Borrower shall not enter into any merger, reorganization or consolidation, or wind up, liquidate or dissolve, nor agree to do any of the foregoing.

                  5.2.2 Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction in which it is required to be qualified by reason of the location of the properties owned or leased by it or the conduct of its business.

                  5.2.3 Borrower will comply with all Laws relative to the conduct of its business or the location of the properties owned or leased by it, the non-compliance with which could have a material adverse effect on the business, operations, assets or financial or other condition of the Borrower, as contemplated hereby, or the ability of Borrower to perform its obligations under this Agreement, the Note, or the other Loan Documents and will obtain or cause to be obtained as promptly as possible any permit, license, consent, privilege or approval of any governmental authority and make any filing or registration therewith which at the time shall be required with respect to the performance of its obligations under this Agreement, the Note or the other Loan Documents or for the operation of its business as presently conducted or as contemplated by it.

         5.3 INSURANCE.

         Borrower shall, at its own expense, maintain and deliver evidence to Lender of such insurance required by Lender, written by insurers and in amounts satisfactory to Lender.

         5.4 MAINTENANCE OF PROPERTIES.

         Borrower shall maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it, and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         5.5 PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES.

         Borrower shall pay or discharge

                  5.5.1 all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties, or income (including such as may arise under ERISA or any similar provision of law), on or prior to the date on which penalties attach thereto,

                  5.5.2 all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property, on or prior to the date when due; PROVIDED, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, Borrower need not pay or discharge any such tax, assessment, charge, levy, claim or current liability so long as (i) the validity thereof is contested in good faith and by appropriate proceedings diligently pursued and (ii) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor, and so long as such failure to pay or discharge does not have a material adverse effect on the business, operations or financial condition of Borrower.

         5.6 FINANCIAL ACCOUNTING PRACTICES.

         Borrower shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its business, including all transactions and dispositions of its assets, all prepared in accordance with GAAP. Lender and/or its agents shall have the right to review the books and records of Borrower and to photocopy the same and to make excerpts therefrom, at all reasonable times and upon reasonable notice and as often as Lender may reasonably request.

         5.7 COMPLIANCE WITH LAWS.

         Borrower shall comply with all applicable Laws in all respects, PROVIDED, that Borrower shall not be deemed to be in violation of this Section
5.7 as a result of any failures to comply which would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would not materially affect the business or operations of Borrower or the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents.

         5.8 MATERIAL OBLIGATIONS. Borrower shall pay and satisfy, when due, all material liabilities and obligations, including, without limitation, all obligations under all leases (real or personal property) to which it is a party.

         5.9 YEAR 2000.

         Borrower shall take all action necessary to assure that there will be no material adverse change to Borrower's business by reason of the advent of the year 2000, including, without limitation, that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1, 1999. At Lender's request, Borrower shall provide to Lender assurance reasonably acceptable to Lender that Borrower's computer-based systems, embedded microchips and other processing capabilities are year 2000 compatible.

         5.10 CROSS-COLLATERALIZATION.

         Borrower acknowledges that all Obligations of Borrower to Lender, whether arising under the Loan Documents or otherwise, shall be collateralized by all collateral granted by Borrower to Lender, whether under the Loan Documents or otherwise, so that all collateral granted to Lender hereunder and thereunder shall secure all Obligations of Borrower to Lender however or whenever created or arising.

         5.11 GUARANTEES AND CONTINGENT LIABILITIES.

         The Borrower shall not at any time directly or indirectly assume, guarantee, endorse or otherwise agree, become or remain directly or indirectly or contingently liable upon or with respect to any Obligations or liability of any other Person.

         5.12 DISPOSITION OF ASSETS.

         The Borrower shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of voluntarily or involuntarily, a material portion of its tangible or intangible properties or assets except for fair value or market value in the ordinary course of business.

         5.13 LIENS.

         The Borrower will not create or permit to exist a Lien or judgment for any amount in excess of $25,000 in the aggregate which shall remain unpaid, unstayed on appeal, undischarged, unbonded with unrelated third party, covered by insurance or undismissed for a period of thirty (30) days or more.


                         ARTICLE 6. FINANCIAL COVENANTS

         6.1 MINIMUM CASH FLOW COVERAGE RATIO.

         Throughout the Term the Borrower shall maintain a Cash Flow Ratio of not less than 1.75:1, tested on a quarterly basis for the trailing 12-month period then ended.

         Cash Flow Ratio means Cash Flow divided by Total Debt Service.

         Cash Flow means:

                  Net Income after income tax
                  Less:  dividends and distributions
                  Plus:  rent expense
                  Plus:  depreciation
                  Plus:  amortization
                  Plus: amortization of capitalized costs that relate to preopening expenses.
                  Plus: Interest expense that is associated with all senior debt and capitalized lease obligations ("Interest Expense").

         Total Debt Service means:

                  Rent Expense
                  Plus:  Interest Expense
                  Plus:  Current portion of senior debt
                  Plus:  Current portion of capitalized lease obligations

         6.2 MAXIMUM LEVERAGE RATIO.

         During the Term the Leverage Ratio of the Borrower shall not exceed
3.1.

         Leverage ratio means all of the Borrower's obligations ("TOTAL LIABILITIES") divided by the Borrower's total shareholders' equity, less all assets determined to be intangible in accordance with GAAP ("TANGIBLE NET WORTH").


                               ARTICLE 7. DEFAULTS

         7.1 EVENTS OF DEFAULT.

         The occurrence of one or more of the following described events is an Event of Default:

                  7.1.1 Borrower fails to make any payment of principal of or interest on the Note, within five (5) days of the date such payment is due; or

                  7.1.2 Borrower fails to perform or observe any other covenant or agreement to be performed or observed by it hereunder or under the other Loan Documents and such failure continues unremedied for a period of thirty (30) days after notice of such failure has been provided from Lender; or

                  7.1.3 Any representation or warranty made by Borrower herein or in any other Loan Document or in any document or certificate furnished by Borrower to Lender in connection herewith or therewith at any time proves to have been incorrect in any material respect when made; or

                  7.1.4 This Agreement or any Loan Document at any time for any reason ceases to be in full force and effect or is declared by a court or governmental agency of competent jurisdiction to be null and void; or

                  7.1.5 Borrower breaches or defaults under the terms of any agreement, instrument or document with or for the benefit of Lender which is not a Loan Document or under any other loan, credit facility or other financial accommodation made by Lender to Borrower, including, without limitation, all promissory notes, guarantees, equipment leases, security agreements, mortgages and deeds of trust, in each case, after giving effect to the notice and cure provisions contained in such documents; or

                  7.1.6 There is commenced against Borrower a criminal or civil proceeding pursuant to which the proceedings, penalties or remedies sought or available include forfeiture of a material portion of the assets of Borrower; or

                  7.1.7 There is a material adverse change in the financial condition of Borrower; or

                  7.1.8 A proceeding is instituted seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower, or for any substantial part of its properties or for the dissolution, winding-up or liquidation of its affairs or any substantial part of any of its properties and such proceeding remains undismissed or unstayed for a period of sixty (60) consecutive days or such court enters a decree or order granting the relief sought in such proceeding; or

                  7.1.9 Borrower voluntarily suspends transaction of its business, commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, consents to the entry of an order for relief in an involuntary case under any such law or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower for any substantial part of any of its properties, or makes a general assignment for the benefit of creditors, or takes any action in furtherance of any of the foregoing; or

                  7.1.10 There shall be a judgment or judgments against Borrower for any amount in excess of $100,000 in the aggregate, which shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more; or

                  7.1.11 Borrower breaches or defaults under the terms of any agreement, instrument or document with or for the benefit of any Person other than Lender under any loan, credit facility or other financial accommodation made by any such Person to Borrower, including, without limitation, all promissory notes, guarantees, equipment leases, security agreements, mortgages and deeds of trust, in each case, after giving effect to the notice and cure provisions contained in such documents; or

                  7.1.12 Borrower shall have conveyed, sold, assigned, encumbered or otherwise transferred all or substantially all of its assets (or any interest therein).

         7.2 CONSEQUENCES OF EVENT OF DEFAULT.

                  7.2.1 If an Event of Default occurs, Lender may, by notice to Borrower, terminate and cancel its agreement to make Advances and/or declare the unpaid principal amount of the Note and interest accrued thereon and all other Obligations and liabilities of Borrower hereunder or under the Note or the Loan Documents to be immediately due and payable and the same shall thereupon become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue provided, however, that if an Event of Default specified in Section 7.1.10 or 7.1.11 occurs such results shall occur automatically without any notice.


                            ARTICLE 8. MISCELLANEOUS

         8.1 FURTHER ASSURANCES.

         Borrower shall at any time and from time to time upon the written request of Lender, execute and deliver such further agreements, instruments and documents and do such further acts and things as Lender may reasonably request in order to effect the purposes of this Agreement.

         8.2 INDEMNITY.

         Borrower shall indemnify, defend and hold harmless Lender from and against, and, upon demand, reimburse Lender for, all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Lender, on account of any act performed or omitted to be performed under this Agreement, the Note or the other Loan Documents or on account of any transaction arising out of or in any way connected with this Agreement, the Note or the other Loan Documents, except as a result of the willful misconduct or gross negligence of Lender.

         8.3 NO IMPLIED WAIVER; CUMULATIVE REMEDIES.

         No course of dealing and no delay or failure of Lender in exercising any right, power or privilege under this Agreement, the Note or any of the other Loan Documents shall affect such right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Lender under this Agreement, the Note or the other Loan Documents are cumulative and not exclusive of any rights or remedies which Lender would otherwise have.

         8.4 TAXES.

         Borrower agrees to pay or reimburse Lender for any and all stamp, document, transfer, recording or filing taxes or fees and all similar impositions payable or hereafter determined by Lender to be payable in connection with this Agreement, the Note or the other Loan Documents (including but not limited to those necessary or advisable to record or to ensure the enforceability or priority of this Agreement, the Note or the other Loan Documents), as determined by Lender in its sole discretion from time to time, and any other documents, instruments or transactions pursuant to or in connection herewith, and Borrower agrees to save Lender harmless from and against any and all present or future claims or liabilities with respect to or resulting from any delay in paying or omission to pay any such taxes, fees or similar impositions.

         8.5 MODIFICATIONS, AMENDMENTS OR WAIVERS.

         Lender and Borrower may from time to time enter into written agreements amending, modifying or supplementing this Agreement, the Note or the other Loan Documents or changing the rights of Lender or Borrower hereunder or thereunder, and Lender may from time to time grant waivers or consents to a departure from the due performance of the obligations of Borrower thereunder. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent set forth in such writing. In the case of any such waiver or consent, any Event of Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

         8.6 HOLIDAYS.

         Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or the Note or any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (and such day shall be included in the calculation of interest due), unless such next succeeding Business Day falls in a different calendar month, in which case payment or action shall be made or taken on the next preceding Business Day.

         8.7 NOTICES.

                  8.7.1 Except as otherwise provided herein, all notices and other communications required under the terms and provisions of this Agreement, the Note or the other Loan Documents shall be in writing and shall become effective when delivered by hand or received by overnight courier, telex, facsimile, telegram or registered first class mail, postage prepaid, addressed as follows:


                           If to Lender, at:

                                    FINOVA Capital Corporation
                                    115 West Century Road
                                    Paramus, New Jersey  07652
                                    Facsimile No.(201) 634-3497
                                    Attention: Bernice Carr
                                               Vice President

with a copy to:                     Winick & Rich, P.C.
                                    919 Third Avenue
                                    New York, New York  10022
                                    Facsimile No. 212-308-5945
                                    Attention: Robert J. Sullivan, Esq.

                                    If to Borrower, at:

                                    Roadhouse Grill, Inc.
                                    6600 N. Andrews Avenue, Ste. 160
                                    Ft. Lauderdale, Florida 33309
                                    Facsimile No. (954) 489-9214
                                    Attention: Mr. Glenn Glasshagel,
                                               Chief Financial Officer

or at such other address as either party may, from time to time, designate in writing to the other party hereto.

                  8.7.2 If any notice is given by telex, facsimile transmission, or telegram, the party giving such notice shall confirm such notice by a writing delivered by hand or overnight courier; PROVIDED, HOWEVER, that for all purposes hereunder, notice shall be deemed effective at the time given by telex, telecopier or telegram.

         8.8 REIMBURSEMENT FOR CERTAIN EXPENSES.

         Borrower agrees to pay or cause to be paid and to save Lender harmless against liability for the payment of all reasonable out-of-pocket costs and expenses, including, without limitation, all counsel fees and costs, incurred by Lender from time to time (i) arising in connection with the negotiation, execution, delivery, and recordation of this Agreement, the Note and the other Loan Documents, and the transactions contemplated hereby and thereby and all recording or filing fees, (ii) relating to any requested amendments, waivers or consents to or in connection with this Agreement, the Note or any other Loan Document, and (iii) arising in connection with Lender's enforcement or preservation of rights under this Agreement, the Note or any other Loan Document, including but not limited to such expenses as may be incurred by Lender in the collection of the Note.

         8.9 GOVERNING LAW.

         THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA.

         8.10 PERSONAL JURISDICTION AND SERVICE OF PROCESS.

         BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER UNDER, ARISING OUT OF, OR IN ANY MANNER RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE COURT OF THE STATE OF ARIZONA LOCATED IN MARICOPA COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA. BORROWER, BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. BORROWER FURTHER AGREES THAT ANY LEGAL ACTION OR PROCEEDING BORROWER MAY BRING, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, SHALL ONLY BE BROUGHT IN ANY STATE COURT OF THE STATE OF ARIZONA LOCATED IN MARICOPA COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA. BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO BORROWER IN THE MANNER PROVIDED FOR NOTICES IN THIS AGREEMENT. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF ARIZONA, UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF ARIZONA. NOTHING HEREIN SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

         8.11 WAIVER OF JURY TRIAL.

         BORROWER AND LENDER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THEREWITH, INCLUDING THE LOAN DOCUMENTS.

         8.12 SEVERABILITY.

         The provisions of this Agreement, the Note and any other Loan Document are intended to be severable. If any such provision is held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         8.13 PRIOR UNDERSTANDINGS.

         This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein or therein.

         8.14 SURVIVAL.

         All representations and warranties of Borrower contained in this Agreement or any other Loan Document or made in writing in connection herewith or therewith shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents, any investigation or inspection by Lender, the making of the Loan hereunder, the payment of the Note or the expiration of this Agreement. All covenants and agreements of Borrower contained herein shall continue in full force until payment in full of the Obligations. Borrower's obligation to pay the principal of and interest on the Note and all such other amounts shall be absolute and unconditional under any and all circumstances.

         8.15 SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder or any interest herein without the written consent of Lender which Lender may withhold in its absolute discretion. Any actual or attempted assignment by Borrower without Lender's consent shall be null, void and of no effect whatsoever. Lender may assign its rights and obligations hereunder and under the Note and the other Loan Documents in whole or in part. If Lender makes such an assignment, the assignee shall have all of the rights of the Lender and Borrower shall not assert against the assignee any defense, counterclaims or setoff which Borrower may have against Lender. Except to the extent otherwise required by its context, the word "Lender" where used in this Agreement shall mean and include the holder of the Note originally issued to Lender, and the holder of such Note shall be bound by and have the benefits of this Agreement to the same extent as if such holder had been a signatory hereto.

         8.16 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed and delivered by the parties, constituting an original but all such counterparts together constituting but one and the same instrument.

         8.17 PUBLICITY.

         Lender is hereby authorized to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of the transactions contemplated in this Agreement, including the aggregate amount of the Loan.

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement effective as of the day and year first above written.


                                     ROADHOUSE GRILL, INC.,
                                     a Florida corporation


                                     By: /s/ Glenn E. Glasshagel
                                         ---------------------------------------
                                     Title: Chief Financial Officer

                                     Federal Tax Identification No.


                                     FINOVA CAPITAL CORPORATION

                                     /s/ Bernice H. Carr
                                     -------------------------------------------
                                     By: Bernice Carr
                                     Title: Vice President

                                    EXHIBIT A




                                  See attached.

                                 PROMISSORY NOTE



$5,000,000.00                                                 __________, 1999



Roadhouse Grill, Inc., a Florida corporation ("Borrower"), hereby promises to pay to the order of FINOVA CAPITAL CORPORATION, ("Lender"), the principal sum of Five Million Dollars ($5,000,000.00), or such lesser amount as represents the aggregate of all Advances made by Lender to Borrower pursuant to the Revolving Loan Agreement between Borrower and Lender dated the date of this Note ("Loan Agreement") together with interest on the unpaid principal balance hereof from time to time outstanding at the rates per annum and all on the dates and as otherwise provided in the Loan Agreement.

         This Note is the Note referred to in the Loan Agreement, including without limitations, provisions regarding prepayment and acceleration and is entitled to the benefits of the Loan Agreement. All capitalized terms used in this Note which are not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

         All payments of principal and interest on this Note are to be made in lawful money of the United States of America in immediately available funds, without setoff, counterclaim or deduction of any nature, at the office of Lender at 115 West Century Road, Paramus, New Jersey 07652 (or such other place as the holder hereof shall designate to the Borrower in writing), prior to 12:00 Noon, local time, on the day when due.

         If any payment of principal or interest becomes due on a day which is not a Business Day, that payment shall be made on the next Business Day unless such next Business Day falls in another calendar month in which event that payment shall be made on the next preceding Business Day.

         Lender and Borrower intend this Note to comply in all respects with all provisions of law and not to violate, in any way, any legal limitations on interest charges. Accordingly, if, for any reason, Borrower is required to pay, or has paid, interest at a rate in excess of the highest rate of interest which may be charged by Lender or which Borrower may legally contract to pay under applicable law (the "Maximum Rate"), then the interest rate shall be deemed to be reduced, automatically and immediately, to the Maximum Rate, and interest payable hereunder shall be computed and paid at the Maximum Rate and the portion of all prior payments of interest in excess of the Maximum Rate shall be deemed to have been prepayments of the outstanding principal of this Note and applied to the installments in the inverse order of their maturities.

         If Borrower fails to make any payment of principal or interest within ten (10) days after the payment is due, Borrower shall pay a late charge of five percent (5%) of the unpaid amount, but in no event more than the maximum amount permitted by applicable law, and such amount shall be payable upon demand. Such payment is not interest for the use of money, but is intended to cover Lender's administrative costs occasioned by such delay.

         Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies contained in the Loan Agreement, including, without limitation, the right, at its option, to declare all indebtedness under this Note to be immediately due and payable.

         Borrower hereby expressly waives presentment for payment, demand for payment, notice of dishonor, protest, notice of protest, notice of non-payment, and all lack of diligence or delays in collection or enforcement of this Note or the Loan Agreement.

         Lender may extend the time of payment of this Note, postpone the enforcement hereof, release any collateral, or grant any other indulgences whatsoever, without affecting or diminishing Lender's right of recourse against Borrower, as provided herein and in the Loan Agreement and in the other Loan Documents, which right is hereby expressly reserved. The failure to assert any right by Lender shall not be deemed a waiver thereof.

         Borrower agrees to pay all costs, fees and expenses of collection, including, without limitation, Lender's reasonable attorneys' fees and disbursements, in the event that any action, suit or proceeding is brought by the holder hereof to collect this Note or if an Event of Default occurs.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF ARIZONA. BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER UNDER, ARISING OUT OF, OR IN ANY MANNER RELATING TO THIS NOTE, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE COURT OF THE STATE OF ARIZONA LOCATED IN MARICOPA COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA. BORROWER, BY ITS EXECUTION AND DELIVERY OF THIS NOTE, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE

PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. BORROWER FURTHER AGREES THAT ANY LEGAL ACTION OR PROCEEDING BORROWER MAY BRING, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS NOTE, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS, SHALL ONLY BE BROUGHT IN ANY STATE COURT OF THE STATE OF ARIZONA LOCATED IN MARICOPA COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA. BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO BORROWER IN THE MANNER PROVIDED FOR NOTICES IN THE LOAN AGREEMENT. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF ARIZONA, UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF ARIZONA. NOTHING HEREIN SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

         Lender is hereby authorized by Borrower to record on a schedule to be annexed to this Note (or on a supplemental schedule thereto) the amount of each Advance made by Lender to Borrower and the amount of each payment or prepayment of principal of the Loan received by Lender, it being understood, however, that failure to make any such notation shall not affect the rights of Lender or the obligations of Borrower hereunder in respect of this Note. Lender may, at its option, record such matters in its internal records rather than on such schedule and such records shall be conclusive absent manifest error.

         IN WITNESS WHEREOF, Borrower has duly executed this Note on the date first above written.


                                    ROADHOUSE GRILL, INC.,
                                    a Florida corporation


                                    By:
                                        ----------------------------------------
                                    Title:
                                          --------------------------------------

                                    Federal Tax Identification No.

                                                                     SCHEDULE TO
                                                                 PROMISSORY NOTE




         This Note evidences Advances made under the within described Loan Agreement, in the principal amounts, and on the dates set forth below, subject to payments of principal set forth below:


              Principal Amount      Principal        Balance
Date Made        of Advance        Amount Paid     Outstanding      Initials
---------     ----------------     -----------     -----------      --------

                                    EXHIBIT B



                               REQUEST FOR ADVANCE




                                  See attached.

                               REQUEST FOR ADVANCE

                                                               ___________, 19__

To: FINOVA Capital Corporation

Attention: Loan Administration

         Pursuant to Section 2.5 of the Revolving Loan Agreement, dated as of ___________, 19___ (the "Loan Agreement"), between ROADHOUSE GRILL, INC., a
__________ corporation ("Borrower"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), Borrower hereby requests that Lender make an Advance to Borrower pursuant to the Loan Agreement as follows:

         1. The Business Day on which the proposed Advance is to be made is ______________, 19___. Such date shall be a Disbursement Date for purposes of the Loan Agreement. [Must be at least 5 Business Days from the date of this Request.]

         2. The aggregate principal amount of the Advance to be made on such date is $___________. [Not less than $100,000.00]

         3. The proceeds of the Advance requested herein will be used to finance the items and costs described on Schedule A hereto. Each of such items of costs has been incurred in connection with the acquisition and/or construction of a new Roadhouse Grill restaurant located at [ INSERT ADDRESS ].

         4. Lender is authorized to remit the proceeds of this Advance by wire transfer to: ____________________________, Account No. ____________ at
________________________, ABA No. ____________, Attention:
__________________________ or to such other account or by such other means as shall be designated on Schedule A hereto.

         5. Each of the representations and warranties of Borrower set forth in
Article 3 of the Loan Agreement is true and correct on the date hereof, except to the extent any such representation and warranty relates to a particular date.

         Capitalized terms defined in the Loan Agreement are used herein as therein defined.

         WITNESS the due execution hereof by the undersigned Borrower on the date first set forth above.

                                     ROADHOUSE GRILL, INC.,
                                     a ____________ corporation


                                     By:
                                         ---------------------------------------
                                     Title:
                                           -------------------------------------

                                     Federal Tax Identification No.

                                    EXHIBIT C


                         FORM OF COMPLIANCE CERTIFICATE

                 Revolving Loan Agreement dated ________________

                   BETWEEN ROADHOUSE GRILL, INC. ("BORROWER")
                                       AND
                      FINOVA CAPITAL CORPORATION ("LENDER")



This certificate dated _____________ is prepared pursuant to the Revolving Loan Agreement dated _____________, ("the Agreement") between Borrower and Lender.

For the thirteen periods ended _____________:


1. CASH FLOW RATIO. Borrower shall maintain a Cash Flow Ratio, on a rolling twelve month basis, of not less than 1.75:1.

         For the thirteen periods ended ______________:

         1.       Net Income after  income tax                $_____________
         2.       Less: Dividends and distributions           $_____________
         3.       Plus: Rent expense                          $_____________
         4.       Plus: Depreciation                          $_____________
         5.       Plus: Amortization
         6.       Plus: Amortization of capitalized
                            costs that relate to
                            preopening expenses               $_____________
         7.       Plus: Interest expense that is
                            associated with all Senior
                            Debt and capitalized lease
                            obligation ("Interest Expense")   $_____________
         8.       Total lines (1 - 7) equals:
                            Cash Flow as defined              $_____________
         9.       Rent expense                                $_____________
         10.      Plus: Interest Expense                      $_____________
         11.      Plus: Current Portion of
                            Senior Debt                       $_____________
         12.      Plus: Current Portion of
                            capitalized lease obligations     $_____________
         13.      Total lines (9-12) (equals Total
                            Debt Service as defined)          $_____________

         Cash Flow divided by Total Debt Service               _____________
         (Line 8 divided by line 13) = Cash Flow Ratio

         Borrower is therefore ______________________ (in/out of) compliance.

2. LEVERAGE RATIO Borrower shall maintain a leverage ratio not greater than 3.1 to 1.0.

         1.       Total Liabilities                           $____________
         2.       Total Shareholder's Equity                  $____________
         3.       Less: all assets determined to
                            be intangible in accordance
                            with GAAP                         $____________
         4.       Total line 2 less line 3
                            (Tangible Net Worth)              $____________
         5.       Leverage Ratio:   LINE 1 =                   ____________
                                            Line 4

         Borrower is therefore ________________ (in/out of) compliance.

3.       NO DEFAULTS. I, _____________ (Name), _____________ (Title) do hereby certify that with the exception of Item ___ [insert 1 and/or 2 if Borrower not in compliance] above no Event of Default has occurred and is continuing under the Agreement. I further certify that the financial statements delivered in connection with this Certificate are accurate and complete and fairly represent the financial condition of the Borrower as of the above date.



Signed by:_______________________   Date: ______________________